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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-112010, 333-105781, 333-105516, 333-38932, 333-77823,
333-47003, 333-30647, 033-55327, Form S-4 No. 333-79321, and Form S-3 No.
333-46067) pertaining to MasTec, Inc. of our report dated July XX, 2004, with respect to the consolidated financial statements of MasTec, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 2003 (as restated) included in the Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                     /s/ Ernst & Young LLP


Miami, Florida
July XX, 2004